AMENDMENT TO THE GRAND PRIX OPERATING, LICENSE, REVENUE SHARING AND
                 MANAGEMENT SERVICES AGREEMENT DATED MAY 5, 1998


This  Amendment,  as  of  September  1,  1999,  evidences  the  following:

WHEREAS ASANOL MANAGEMENT CORPORATION ("Asanol"), holds 100% ownership of The Big Book Website, Domain Name, Software, Licenses and Operations; and

WHEREAS CYBEROAD.COM (ISLE OF MAN) LIMITED ("IOM"), entered into an Operating, License, Revenue Sharing and Management Services Agreement for The Grand Prix Website, Domain Name, Software License and Operations (the "Grand Prix Agreement"); and an Amendment to that Agreement, (the "Grand Prix Amendment") and a Termination Agreement in respect to ownership with Cyberoad Gaming Corporation dated June 11, 1999; all of which is attached hereto, the parties agree as follows:

          The parties hereby agree that all terms and conditions contained within the Grand Prix Agreement are the same and will apply to the terms and conditions of the Big Book Operating, License, Revenue Sharing and Management Service Agreement between the parties; and

          These terms and conditions will be binding and in full effect, as in the Grand Prix Agreement, on all parties contained therein.

EXECUTION

This Agreement, may be executed in counterpart, in as many counterparts as may be necessary, and each counterpart shall be deemed to be an original, and shall bear the date first written above.

ACKNOWLEDGED  AND  AGREED  TO  BY:





CYBEROAD.COM  (ISLE  OF  MAN)  LIMITED            ASANOL  MANAGEMENT CORPORATION

/s/  David  Harris                             /s/   Sergei  Nitsenko
David  Harris,                                       Sergei  Nitsenko
Director                                             Director
                                             [Asanol  Management  Corp  Seal]